UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

__________________

September 15, 2006

Pop N Go, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-49821	95-4603172
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12429 East Putnam Street, Whittier, California 90602	90602
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:	(562) 945-9351

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into A Material Definitive Agreement.

On September 15, 2006, Pop N Go, Inc., a Delaware company (the “Company”), entered into an Amended and Restated Agreement to Purchase Stock (the “Amended Stock Purchase Agreement”), with Microwave Roasters, Inc., an Alabama company (“MRI”).  Pursuant to the Amended Stock Purchase Agreement, the Company and MRI mutually agreed to the Company acquiring forty-nine percent (49%) of MRI’s common stock for Five Hundred Eighty Thousand Dollars ($580,000) in cash and notes and Two Million (2,000,000) shares of the Company’s restricted common stock.  A copy of the Amended Stock Purchase Agreement is attached hereto as Exhibit 10.1.  The Company and MRI have not closed the transaction, but intend to do so by the middle of October, 2006.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

Item 9.01 Financial Statements and Exhibits

a) Not applicable

b) Not applicable

c) Exhibit No. Description

Exhibit	Description	Location
10.1	Amended and Restated Agreement to Purchase Stock, dated as of April 15, 2006, by and between Pop N Go, Inc. and Microwave Roasters, Inc.	Provided herewith
10.2	Stockholders Agreement, dated as of April 5, 2006, by and among Pop N Go, Inc., Microwave Roasters, Inc., and certain signatories thereto.	Incorporated by reference as Exhibit 10.2 to Form 8-K, filed with the U.S. Securities and Exchange Commission on June 8, 2006
10.3	Amendment to Agreement to Purchase Stock, dated as of May 22, 2006.	Incorporated by reference as Exhibit 10.3 to Form 8-K, filed with the U.S. Securities and Exchange Commission on June 8, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 20, 2005	POP N GO, INC.

By: /s/ Melvin Wyman _
Name: Melvin Wyman
Title: Chief Executive Officer